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                                                                    EXHIBIT 99.1
                                     PROXY
                               JAMESON INNS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the "Company") to be held at 8 Perimeter Center East - Suite 8050 Atlanta, Georgia 30346 on May 7, 1999, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1. For a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 27, 1999, between Jameson Inns, Inc. and Signature Inns, Inc., and the related Agreement of Merger and the transactions which the merger agreement contemplates;

    [_] FOR   [_] AGAINST   [_] ABSTAIN

2. Election of Directors.

 a. [_] FOR all the following nominee (except as marked to the contrary below) for term expiring in 2002: Thomas W. Kitchin

 b. [_] WITHHOLD AUTHORITY to vote for the nominee above.

                (continued and to be signed on the reverse side)
                           (Continued from other side)
3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for 1999.

    [_] FOR   [_] AGAINST   [_] ABSTAIN

  This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the proposal to approve and adopt the merger agreement, FOR the nominee for director and FOR the proposal to ratify Ernst & Young LLP as the Company's independent auditors for 1999. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgement.

  PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.
                                              Dated:                     , 1999
                                                  -----------------
                                              ---------------------------------
                                                        Signature(s)
                                              ---------------------------------
                                                        Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.